Exhibit 10.4

INCENTIVE STOCK OPTION AGREEMENT

INSPIREMD, INC.

AMENDED AND RESTATED 2011 UMBRELLA OPTION PLAN – U.S. APPENDIX

1.                  Grant of Option. Pursuant to the 2011 U.S. Equity Incentive Plan (the “U.S. Appendix”), a sub-plan to the InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (the “Umbrella Plan”) (collectively, the Umbrella Plan and the U.S. Appendix being referred to herein as, the “Plan”) for employees, consultants, outside directors, and other service providers of InspireMD, Inc., a Delaware corporation (the “Company”) and its subsidiaries and affiliates (collectively, the “Group”), the Company grants to

        Alan W. Milinazzo

(the “Participant”),

an option to purchase Shares of the Company as follows:

On the date hereof, the Company grants to the Participant an option (the “Stock Option”) to purchase Seventy-Four Thousand Seventy-Three (74,073) full Shares (the “Optioned Shares”) at an Exercise Price equal to $4.05 per share (which is equal to the fair market value of the Company’s Shares on the date hereof, or equal to 110% of the fair market value in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the Code). The “Date of Grant” of this Stock Option is January 3, 2013.

The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below. The Stock Option is an “incentive stock option” within the meaning of Section 422 of the Code.

2.                  Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Incentive Stock Option Agreement (the “Agreement”). The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Administrator and communicated to the Participant in writing.

3.                  Vesting; Time of Exercise.

a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and exercisable as follows:

i. Over a three (3) year vesting period commencing on the Date of Grant, one-thirty-sixth (1/36) of the total Optioned Shares (rounded down for fractional shares) shall vest and become exercisable on the third (3rd) day of each month during the vesting period, provided that the Participant has continuously provided services to the Company or the Group as an employee, consultant, or outside director through the applicable monthly vesting date.

ii. Upon (A) the Participant’s death, or (B) the Termination Date (as defined below) if the Participant’s termination of employment or service is due to (1) his Disability (as defined below), (2) a termination by the Company without Cause (as defined below), or (3) a termination by the Participant for Good Reason (as defined below), fifty percent (50%) of the total Optioned Shares not previously vested shall thereupon immediately become fully vested and exercisable.

iii. Notwithstanding the foregoing, in the event that a Change in Control (as defined below) occurs and during the Change in Control Period (as defined below) (A) the Participant terminates his employment or service for Good Reason, or (B) the Company terminates the Participant’s employment or service without Cause, then upon the Termination Date, one hundred percent (100%) of the total Optioned Shares not previously vested shall thereupon immediately become fully vested and exercisable.

b. For purposes of this Agreement, the following terms shall have the meanings set forth below:

i. “Cause” shall have the meaning set forth in the Employment Agreement, by and between the Company and the Participant, entered into and effective as of January 3, 2013 (the “Employment Agreement”).

ii. “Change in Control” shall have the meaning set forth in the Employment Agreement.

iii. “Change in Control Period” shall have the meaning set forth in the Employment Agreement.

iv. “Disability” shall have the meaning set forth in the Employment Agreement.

v. “Good Reason” shall have the meaning set forth in the Employment Agreement.

vi. “Termination Date” shall mean the date of the Participant’s termination of employment or service with the Company and the Group.

4.                  Term; Forfeiture.

a. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the Participant’s Termination Date, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

i. 5 p.m. on the date the Option Period terminates;

ii. 5 p.m. on the date which is two (2) years following the date of the Participant’s termination of service due to (A) death, (B) Disability, (C) termination by the Participant for Good Reason, or (D) termination by the Company without Cause;

iii. immediately upon the Participant’s termination of service for Cause;

iv. 5 p.m. on the date which is thirty (30) days following the date of the Participant’s termination of service for any reason not otherwise specified in this Section 4.a.; and

v. 5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

b. Notwithstanding anything herein to the contrary, if the Participant is terminated for Cause, then all Optioned Shares (including vested Optioned Shares), whether exercisable or not on the date that the Company delivers to the Participant a termination notice, shall expire and may not be exercised, and the Shares covered by the Stock Options shall revert to the Plan.

5.                  Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant’s termination of service is due to his death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

6.                  No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional Share shall be issued.

7.                  Manner of Exercise. Subject to such administrative regulations as the Administrator may from time to time adopt, the Stock Option may be exercised by the delivery of the Exercise Notice to the Company setting forth the number of Shares with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Exercise Price of the Shares to be purchased, payable as follows: cash, cashier’s check, or certified check payable to the order of the Company.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of Shares thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Stock Option, and right to purchase such Optioned Shares may be forfeited by the Participant.

8.                  Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9.                  Rights as Stockholder. The Participant will have no rights as a stockholder with respect to the Optioned Shares until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the Shares. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such Shares. The Participant, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the Shares.

10.              Adjustment of Number of Optioned Shares and Related Matters. The number of Shares covered by the Stock Option, and the Exercise Prices thereof, shall be subject to adjustment in accordance with Section 9 of the Umbrella Plan and Articles VII and VIII of the U.S. Appendix.

11.              Incentive Stock Option. The portion, and only such portion, of this Stock Option, if any, which is attributable to Optioned Shares which become purchasable during a calendar year, together with the portion of any other option attributable to any shares which become purchasable, pursuant to any other plan maintained by the Company pursuant to Section 422 of the Code, during such calendar year which together have a fair market value, as of the Date of Grant in the case of Optioned Shares or the date of grant with respect to shares obtainable pursuant to another plan maintained by the Company pursuant to Section 422 of the Code, which exceeds $100,000, shall constitute a portion of the Stock Option or options which shall be reclassified as options which are not Incentive Stock Options pursuant to Section 422(d) of the Code. Notwithstanding anything to the contrary contained herein, this Stock Option shall only be treated as an “incentive stock option” within the meaning of Section 422 of the Code if it is exercised by the Participant (or as applicable, his guardian or personal or legal representative) within the time periods required by Section 422(a)(2) of the Code, Section 422(c)(6) of the Code, and any regulations issued under such Sections.

12.              Disqualifying Disposition. In the event that Shares acquired upon exercise of this Stock Option is disposed of by the Participant in a “Disqualifying Disposition,” the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, “Disqualifying Disposition” shall mean a disposition of Shares that are acquired upon the exercise of this Stock Option (and that is not deemed granted pursuant to an option which is not an Incentive Stock Option under Section 11) prior to the expiration of either two (2) years from the Date of Grant of this Stock Option or one (1) year from the transfer of Shares to the Participant pursuant to the exercise of this Stock Option.

13.              Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

14.              Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

15.              Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any Shares to the Participant hereunder, if the exercise thereof or the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all applicable laws, rules, and regulations.

16.              Investment Representations. Notwithstanding anything herein to the contrary, the Participant hereby represents and warrants to the Company, that:

a. This Stock Option and the Optioned Shares are being acquired for investment purposes only for the Participant’s own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b. The Participant, alone or together with the Participant’s representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Participant is capable of evaluating the merits and economic risks of acquiring this Stock Option and the Optioned Shares;

c. The Participant has had access to all of the information with respect to this Stock Option and the Optioned Shares that the Participant deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Stock Option and Optioned Shares;

d. The decision of the Participant to acquire the Stock Option for investment has been, and any subsequent decision to acquire any Optioned Shares will be, based solely upon an evaluation made by the Participant;

e. The Participant understands that the Stock Option and Optioned Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. The Participant further understands that the Stock Option and Optioned Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

f. Except as set forth in Section 29 below, the Participant acknowledges and understands that the Company is under no obligation to register the Stock Option or the Optioned Shares and that the certificates evidencing the Optioned Shares will be imprinted with a legend which prohibits the transfer of such Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g. The Participant is, and at the time of exercise will be, an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

17.              Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

18.              Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

19.              No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or the Group, whether as an employee or as a consultant or as an outside director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Participant at any time.

20.              Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

21.              Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

22.              Entire Agreement. This Agreement together with the Plan and the Employment Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

23.              Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

24.              Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

25.              Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

26.              Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

27.              Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 67448

Attn: Craig Shore

Facsimile: 972-3-691-7692

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

28.              Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any subsidiary (for purposes of this Section 28, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this award. The amount of any tax withholding due with respect to the exercise of the Optioned Shares may be made by the Participant to the Company by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) the actual delivery by the exercising Participant to the Company of Shares, which Shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) the Company’s withholding of a number of Shares to be delivered upon the exercise of this Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, with the consent of the Participant, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee. In all events, all tax withholding due with respect to the exercise of the Options Shares shall be required to be paid by the Participant prior to the issuance of any Shares to the Participant in connection with such exercise.

29.              Registration Covenant. The Company agrees to use its best efforts to register the issuance of the Optioned Shares to the Participant upon exercise of the Stock Option under the Securities Act on the earlier of (i) 12 months following the Date of Grant or (ii) 30 days following the listing of the Company’s shares of common stock, $0.0001 par value per share, on a national securities exchange. Such registration will be maintained for as long as the Participant may exercise this Stock Option hereunder.

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[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

InspireMD, Inc.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

PARTICIPANT:

/s/ Alan W. Milinazzo
Signature

Name:	Alan W. Milinazzo
Address:

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